Exhibit 5.1

June 9, 2021

Purple Biotech Ltd.

4 Oppenheimer Street

Science Park

Rehovot 7670104, Israel

Ladies and Gentlemen:

Purple Biotech Ltd., a public company organized under the laws of the State of Israel (the “Company”), has requested our opinion with respect to certain matters in connection with the sale by the Company of American Depositary Shares (the “ADSs”), each ADS representing ten (10) ordinary shares of the Company, no par value per share (the “Ordinary Shares”) having an aggregate offering price of up to $50,000,000.00, through Jefferies LLC (the “Agent”), pursuant to the Open Market Sale AgreementSM, dated June 9, 2021 (the “Sale Agreement”), by and between the Company and the Agent (the “Offering”), all pursuant to a registration statement on Form F-3 (Registration Statement No. 333-235327) filed on December 2, 2019 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), together with the the preliminary prospectus included therein (the “Base Prospectus”) which was declared effective by the Commission on December 13, 2019 (the “Registration Statement”), and the final prospectus supplement dated June 9, 2021 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act (the “Final Prospectus Supplement”).

The ADSs will be issued pursuant to a Deposit Agreement dated as of November 25, 2015 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and Holders (each as defined therein) from time to time of ADSs of the Company issued thereunder.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, Base Prospectus, the Final Prospectus Supplement, any prospectus filed pursuant to Rule 424(b) with respect thereto or any 462(b) Registration Statement, other than as to the validity of the Ordinary Shares underlying the ADSs, as expressly set forth below.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Base Prospectus and the Final Prospectus Supplement, the Company’s Memorandum of Association and Amended and Restated Articles of Association (the “Company Organizational Documents”), resolutions of the Board of Directors which have heretofore been adopted and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and/or necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; and (iv) the legal capacity of all natural persons. As to questions of fact material to our opinions, we have relied upon the certificates of public officials and certificates of certain officers or other representatives of the Company.

We have also assumed that (i) prior to the issuance of any Ordinary Shares underlying any ADSs sold by the Company under the Sale Agreement, the price, number of Ordinary Shares and ADSs, and certain other terms of issuance with respect to any specific issuance notice delivered under the Sale Agreement (an “Issuance Notice”) will be authorized and approved by the Company’s board of directors or a committee of the Company’s board of directors established and duly authorized to act, all in accordance with Israeli law, (ii) the offer and sale of the ADSs by the Company under the Sale Agreement are not being made as part of a Material Private Placement (as such term is defined in the Israeli Companies Law, 5759-1999), and (iii) upon the issuance of any Ordinary Shares underlying any ADSs sold by the Company under the Sale Agreement, the total number of Ordinary Shares issued and outstanding will not exceed the total number of Ordinary Shares that the Company is then authorized to issue under the Company Organizational Documents (items (i) through (iii) above, the “Corporate Proceedings Assumptions”).

On the basis of the foregoing, and in reliance thereon, and assuming the compliance by the Company with the Corporate Proceedings Assumptions in connection with the delivery of the Issuance Notices, we are of the opinion that the Ordinary Shares underlying the ADSs, when issued and sold under the Sale Agreement, have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Sale Agreement, will be validly issued, fully paid and non-assessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a.	We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

b.	The opinions set forth herein are made as of the date hereof, are based solely on our understanding of facts in existence as of such date after the examination described in this opinion, and are subject to, and may be limited by, future changes in the factual matters set forth herein. We undertake no duty and disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein.

c.	The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than of the State of Israel. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

d.	This opinion is being rendered solely for use in connection with the registration of the Ordinary Shares underlying the ADSs and the offer, sale and issuance of the ADSs, pursuant to the Final Prospectus Supplement, and is not to be relied upon for any other purpose without our prior written consent.

e.	You have informed us that you intend to sell the ADSs, and to issue the Ordinary Shares underlying such ADSs, from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to selling any ADSs and issuing the underlying Ordinary Shares you will afford us an opportunity to review the operative documents pursuant to which such ADSs and the underlying Ordinary Shares are to be sold and issued (including any applicable prospectus or prospectus supplement), and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of sale and issuance of such ADSs and their underlying Ordinary Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Report on Form 6-K to be filed with the Commission on or about June 9, 2021, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Final Prospectus Supplement. We also consent to your filing copies of this opinion as an exhibit with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the ADSs. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the Rules and Regulations of the Commission thereunder, or Item 509 of Regulation S-K under the Securities Act.

Sincerely,

/s/ ABZ Law Office

ABZ Law Office

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